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                                                                   EXHIBIT 10.16

                            RIVERSIDE PARTNERS, INC.




                           INTERMEDIARY FEE AGREEMENT


This is an agreement between Atchison Casting Corporation ("ACC") and Riverside Partners, Inc. ("Riverside") concerning the possible acquisition by ACC of an acquisition candidate ("Candidate") first introduced to ACC by Riverside.

1. If Riverside first introduces Candidate to ACC and if ACC consummates the acquisition of Candidate within three years after it is introduced, Riverside shall be entitled to compensation equal to 50% of the following:
     5% of the first million dollars of consideration paid, 4% of the second million, 3% of the third million, 2% of the fourth million, and 1% of the balance. This compensation shall be due and payable at closing, provided that if any portion of the consideration consists of an installment or contingent payment, compensation on that portion shall be due and payable at the time the consideration is actually paid. All fees hereunder will be made payable to Riverside Partners, Inc. and/or its designee.

2. ACC agrees to keep confidential any information provided by Riverside concerning Candidate including the fact that it is available for acquisition.

3. Riverside shall not in any event be deemed an agent of ACC. Riverside shall have no authority to represent ACC or act on its behalf.

4. This agreement shall continue until terminated in writing by either ACC or Riverside, except that any Candidate introduced by Riverside to ACC before the termination of this agreement shall remain covered by this agreement for three years after it is introduced.


Agreed and accepted:


Atchison Casting Corporation            Riverside Partners, Inc.

by:    /s/  Hugh H. Aiken                 by:   /s/  David L. Belluck
   ------------------------------            -----------------------------
Title:        CEO                         Title:       Partner
      ---------------------------               --------------------------
Date:         2/17/97                     Date:        2/16/97
     ----------------------------              ---------------------------


                       ONE EXETER PLAZA, BOSTON, MA 02116
                      (617) 351-2800 - FAX: (617) 351-2801